EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR Q4 AND FULL YEAR 2025

Dallas – February 12, 2026 — CBRE Group, Inc. (NYSE: CBRE) today reported financial results for the fourth quarter ended December 31, 2025.

Key Highlights:

•Q4 GAAP EPS of $1.39 and Core EPS of $2.73
•2025 GAAP EPS of $3.85 and Core EPS of $6.38
•Revenue up 12% to $11.6 billion for Q4 and 13% to $40.6 billion for 2025
•Resilient Businesses(1) revenue up 12% for Q4 and 13% for 2025
•Transactional Businesses(1) revenue up 12% for Q4 and 14% for 2025
•2025 cash flow from operations of ~$1.6 billion and free cash flow of ~$1.7 billion
•Expect to achieve 2026 Core EPS of $7.30 to $7.60 - reflecting 17% growth at the midpoint

“We had a strong end to 2025, with fourth-quarter revenue and core earnings-per-share rising by double digits and both reaching their highest levels ever for CBRE,” said Bob Sulentic, CBRE’s chair and chief executive officer. “Our strength was broad-based. We saw significant gains in sales and leasing in the U.S. and much of the rest of the world and our resilient businesses continued to post double-digit revenue growth, a trend we see continuing.”
“CBRE is positioned for strong sustained growth,” Mr. Sulentic continued. “We are taking advantage of this circumstance to streamline our operations, while investing to ensure this growth continues further into the future.”

CBRE Press Release
February 12, 2026

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data):

			% Change				% Change
	Q4 2025	Q4 2024	USD	LC (2)	FY 2025	FY 2024	USD	LC (2)
Operating Results
Revenue	$11,629	$10,404	11.8%	10.4%	$40,550	$35,767	13.4%	12.7%
Pass-through costs (3)	4,651	4,270	8.9%	7.4%	16,746	14,899	12.4%	11.7%
GAAP net income	416	487	(14.6)%	(13.8)%	1,157	968	19.5%	19.4%
Core adjusted net income (4)	818	712	14.9%	14.5%	1,920	1,571	22.2%	21.6%
GAAP EPS	1.39	1.58	(12.0)%	(11.4)%	3.85	3.14	22.6%	22.3%
Core EPS (4)	2.73	2.32	17.7%	17.2%	6.38	5.10	25.1%	24.5%
Core EBITDA (5)	1,288	1,086	18.6%	17.4%	3,308	2,704	22.3%	21.4%

Cash Flow Results
Cash flow provided by operations	$1,221	$1,340	(8.9)%		$1,559	$1,708	(8.7)%
Gain on disposition of real estate	404	130	210.8%		459	142	223.2%
Less: Capital expenditures	144	93	54.8%		366	307	19.2%
Free cash flow (6)	$1,481	$1,377	7.6%		$1,652	$1,543	7.1%

•Fourth-quarter GAAP net income was reduced by $279 million due to the non-cash impact of the buy-out of the Advisory pension plan in the U.K., which will result in future net cash savings, and an increased reserve for fire-safety remediation in the U.K. development business. Without these items, fourth quarter GAAP net income would have increased 43%.

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions):

			% Change				% Change
	Q4 2025	Q4 2024	USD	LC	FY 2025	FY 2024	USD	LC
Revenue	$2,915	$2,577	13.1%	12.2%	$8,840	$7,729	14.4%	14.0%
Pass-through costs	11	17	(35.3)%	(35.3)%	50	61	(18.0)%	(19.7)%
Segment operating profit (7)	709	622	14.0%	12.8%	1,834	1,502	22.1%	21.5%

•Revenue and segment operating profit increased by 13% (12% local currency) and 14% (13% local currency), respectively.
•Global leasing revenue rose 14% (13% local currency) and reached a new high for any quarter.
•EMEA set the pace globally with leasing revenue growth of 26% (19% local currency). In the U.S., leasing revenue once again increased by double-digits, up 12%, driven by industrial and data centers.
•Global property sales revenue increased 19% (17% local currency), paced by the U.S., rising 27%.
•Mortgage origination revenue rose 18% (same local currency), driven by higher origination fees primarily from debt funds and CMBS lenders.

CBRE Press Release
February 12, 2026

•Loan servicing revenue rose 4% (same local currency), while the portfolio increased 6% for the quarter to end 2025 at $459 billion.
•Valuations revenue increased 9% (8% local currency), with double-digit growth in the U.S.
Building Operations & Experience (BOE) Segment
The following table presents highlights of the BOE segment performance (dollars in millions):

			% Change				% Change
	Q4 2025	Q4 2024	USD	LC	FY 2025	FY 2024	USD	LC
Revenue	$6,311	$5,509	14.6%	13.0%	$23,224	$20,208	14.9%	14.2%
Pass-through costs	3,382	3,054	10.7%	9.1%	12,529	11,168	12.2%	11.5%
Segment operating profit	332	277	19.9%	18.1%	1,094	894	22.4%	21.4%

•Revenue and segment operating profit increased by 15% (13% local currency) and 20% (18% local currency), respectively.
•Facilities management revenue increased 13% (12% local currency), led by outsized growth in data center services and continued double-digit growth in Local Facilities Management.
•Property management revenue rose 28% (27% local currency). Contributions from Industrious, the flexible workplace operator acquired in early January 2025, enhanced the growth rate.
•The segment also benefited from contributions from Pearce Services, acquired in November 2025.
Project Management Segment
The following table presents highlights of the Project Management segment performance (dollars in millions):

			% Change				% Change
	Q4 2025	Q4 2024	USD	LC	FY 2025	FY 2024	USD	LC
Revenue	$2,213	$2,044	8.3%	7.0%	$7,657	$6,809	12.5%	11.7%
Pass-through costs	1,258	1,199	4.9%	3.8%	4,167	3,670	13.5%	12.9%
Segment operating profit	175	168	4.2%	1.8%	561	500	12.2%	11.0%

•Revenue and segment operating profit increased by 8% (7% local currency), and 4% (2% local currency), respectively.
•Growth was underpinned by new real estate projects for hyperscalers in the U.S. and new infrastructure mandates in the U.K. public sector.
•As expected, segment operating profit growth was tempered by a few unusual one-time expenses. The segment delivered healthy operating leverage for the full year.

CBRE Press Release
February 12, 2026

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change				% Change
	Q4 2025	Q4 2024	USD	LC	FY 2025	FY 2024	USD	LC
Revenue	$220	$275	(20.0)%	(21.5)%	$879	$1,038	(15.3)%	(16.4)%
Segment operating profit	201	150	34.0%	34.7%	324	261	24.1%	23.8%

•Segment operating profit increased 34% (35% local currency).
Real Estate Development
•Operating profit(8) increased 46% (47% local currency) to $179 million, driven by the monetization of data center sites in the U.S.
•The portfolio of in-process projects and pipeline stood at $29 billion at year-end.

Investment Management
•Revenue edged down 1% (3% local currency) to $155 million. The decline was driven by lower incentive fees. Recurring asset management fees were up 7% (5% local currency).
•Operating profit(8) fell due to lower incentive fees and co-investment returns.
•Assets under management (AUM) increased by more than $9 billion for all of 2025 to $155 billion.
Core Corporate Segment
•Core corporate operating loss decreased by approximately $2 million for the quarter.
Capital Allocation Overview
•Free Cash Flow – For full-year 2025, free cash flow totaled nearly $1.7 billion.
•Stock Repurchase Program – The company repurchased more than 7.6 million shares for more than $1.0 billion ($138.03 average price per share) since January 1, 2025.
•Acquisitions and Investments – During the fourth quarter, CBRE acquired Pearce Services, LLC., a leading provider for advanced technical services for digital and power infrastructure, for approximately $1.2 billion.

CBRE Press Release
February 12, 2026

Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(9) to trailing twelve-month core EBITDA) was 1.24x as of December 31, 2025, which is substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
December 31, 2025
Total debt	$5,977
Less: Cash and cash equivalents	1,864
Net debt (9)	$4,113

Divided by: Trailing twelve-month Core EBITDA	$3,308

Net leverage ratio	1.24x

•Liquidity – At the end of the fourth quarter, the company had approximately $5.7 billion of total liquidity, up from approximately $5.2 billion at the end of the third quarter.

Conference Call Details
The company’s fourth quarter earnings webcast and conference call will be held today, Thursday, February 12, 2026 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on February 12, 2026. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13757978#. A transcript of the call will be available on the company’s Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE: CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2025 revenue). The company has more than 155,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves clients through four business segments: Advisory (leasing, sales, debt origination, mortgage servicing, valuations); Building Operations & Experience (facilities management, property management, flex space & experience, data center solutions); Project Management (program management, project management, cost consulting); Real Estate Investments (investment management, development). Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws,

CBRE Press Release
February 12, 2026

the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments; cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in economic or commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in supply/demand and capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect wholly-owned subsidiary, CBRE Capital Markets, Inc. to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our loan servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations, sustainability matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, our quarterly reports on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further

CBRE Press Release
February 12, 2026

explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.
Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)Resilient Businesses include facilities management, project management, loan servicing, valuations, other portfolio services, property management and recurring investment management fees. Transactional Businesses include property sales, leasing, mortgage origination, carry interest and incentive fees in the investment management business, and development fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Pass-through costs represent certain costs incurred associated with subcontracted third-party vendor work performed for clients. These costs are reimbursable by clients and the corresponding amounts owed are reflected within Revenue.
(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from U.S. GAAP net income and U.S. GAAP earnings per diluted share. Adjustments during the periods presented included non-cash amortization expense related to intangible assets attributable to acquisitions, interest expense related to indirect tax audits and settlements, write-off of financing costs on extinguished debt, impact of adjustments on non-controlling interest, and the tax impact of adjusted items and strategic non-core investments, integration and other costs related to acquisitions, carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, non-cash pension buy-out settlement loss, costs associated with efficiency and cost-reduction initiatives, costs incurred related to legal entity restructuring, net fair value adjustments on strategic non-core investments, and provision associated with Telford’s fire safety remediation efforts.
(5)Core EBITDA represents earnings before the portion attributable to non-controlling interests, depreciation and amortization, asset impairments, net interest expense, write-off of financing costs on extinguished debt, income taxes, further adjusted for integration and other costs related to acquisitions, carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, non-cash pension buy-out settlement loss, costs associated with efficiency and cost-reduction initiatives, costs incurred related to legal entity restructuring, net fair value adjustments on strategic non-core investments, and provision associated with Telford’s fire safety remediation efforts.
(6)Free cash flow is calculated as cash flow provided by operations, plus gain on sale of real estate assets, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(7)Segment operating profit (SOP) is the measure reported to the chief operating decision maker (CODM) for purposes of assessing performance and allocating resources to each segment. SOP represents earnings, inclusive of non-controlling interests, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: integration and other costs related to acquisitions, carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, the impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, non-cash pension buy-out settlement loss, costs associated with efficiency and cost-reduction initiatives, costs incurred related to legal entity restructuring, and provision associated with Telford’s fire safety remediation efforts.
(8)Represents line of business profitability/losses, as adjusted.
(9)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.

CBRE Press Release
February 12, 2026

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2025 AND 2024
(in millions, except share and per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$11,629	$10,404	$40,550	$35,767

Costs and expenses:
Cost of revenue	9,474	8,290	32,984	28,811
Operating, administrative and other	1,747	1,473	5,543	5,011
Depreciation and amortization	189	177	729	674
Total costs and expenses	11,410	9,940	39,256	34,496

Gain on disposition of real estate	404	130	459	142

Operating income	623	594	1,753	1,413

Equity (loss) income from unconsolidated subsidiaries	(10)	58	40	(19)
Other income	8	14	19	39
Interest expense, net of interest income	57	53	216	215
Write-off of financing costs on extinguished debt	—	—	2	—
Income before provision for income taxes	564	613	1,594	1,218
Provision for income taxes	114	112	317	182
Net income	450	501	1,277	1,036
Less: Net income attributable to non-controlling interests	34	14	120	68
Net income attributable to CBRE Group, Inc.	$416	$487	$1,157	$968

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$1.40	$1.60	$3.88	$3.16
Weighted-average shares outstanding for basic income per share	296,877,195	304,638,633	298,157,861	305,859,458

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$1.39	$1.58	$3.85	$3.14
Weighted-average shares outstanding for diluted income per share	299,868,912	307,299,709	300,751,541	308,033,612

Core EBITDA	$1,288	$1,086	$3,308	$2,704

CBRE Press Release
February 12, 2026

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2025
(in millions)
(Unaudited)

	Three Months Ended December 31, 2025
	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue	$2,915	$6,311	$2,213	$220	$(30)	$11,629	$—	$11,629
Pass-through costs	11	3,382	1,258	—	—	4,651	—	4,651

Cost of revenue, excluding pass-through costs	1,844	2,275	655	41	8	4,823	—	4,823
Operating, administrative and other	502	370	136	519	220	1,747	—	1,747
Depreciation and amortization	71	73	26	4	15	189	—	189
Gain on disposition of real estate	—	—	—	380	24	404	—	404

Operating income (loss)	487	211	138	36	(249)	623	—	623

Equity income (loss) from unconsolidated subsidiaries	—	3	(1)	8	—	10	(20)	(10)
Other income (loss)	2	4	1	(1)	2	8	—	8
Add-back: Depreciation and amortization	71	73	26	4	15	189	—	189
Adjustments:
Integration and other costs related to acquisitions	—	32	11	—	57	100	—	100
Net results related to the wind-down of certain businesses	—	8	—	22	—	30	—	30
Business and finance transformation	15	1	—	—	46	62	—	62
Non-cash pension buy-out settlement loss	147	—	—	—	—	147	—	147
Costs associated with efficiency and cost-reduction initiatives	(13)	—	—	—	—	(13)	—	(13)
Provision associated with Telford’s fire safety remediation efforts	—	—	—	132	—	132	—	132

Total segment operating profit (loss)	$709	$332	$175	$201	$(129)		$(20)	$1,268

Core EBITDA						$1,288
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
February 12, 2026

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024
(in millions)
(Unaudited)

	Three Months Ended December 31, 2024

	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue	$2,577	$5,509	$2,044	$275	$(1)	$10,404	$—	$10,404
Pass-through costs	17	3,054	1,199	—	—	4,270	—	4,270

Cost of revenue, excluding pass-through costs	1,475	1,901	559	63	22	4,020	—	4,020
Operating, administrative and other	490	309	118	276	280	1,473	—	1,473
Depreciation and amortization	66	66	28	3	14	177	—	177
Gain on disposition of real estate	—	—	—	130	—	130	—	130

Operating income (loss)	529	179	140	63	(317)	594	—	594

Equity income (loss) from unconsolidated subsidiaries	—	1	—	88	—	89	(31)	58
Other income	1	2	—	—	5	8	6	14
Add-back: Depreciation and amortization	66	66	28	3	14	177	—	177
Adjustments:
Integration and other costs related to acquisitions	—	4	—	—	59	63	—	63
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(4)	—	(4)	—	(4)
Charges related to indirect tax audits and settlements	—	—	—	—	37	37	—	37
Costs associated with efficiency and cost-reduction initiatives	26	25	—	—	71	122	—	122

Total segment operating profit (loss)	$622	$277	$168	$150	$(131)		$(25)	$1,061

Core EBITDA						$1,086
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
February 12, 2026

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31, 2025	December 31, 2024

ASSETS
Current Assets:
Cash and cash equivalents	$1,864	$1,114
Restricted cash	150	107
Receivables, net	8,284	7,005
Warehouse receivables (1)	1,630	561
Contract assets	462	400
Prepaid expenses	372	332
Income taxes receivable	175	130
Other current assets	552	321
Total Current Assets	13,489	9,970
Property and equipment, net	1,049	914
Goodwill	7,051	5,621
Other intangible assets, net	2,972	2,298
Operating lease assets	2,062	1,198
Investments in unconsolidated subsidiaries	870	1,295
Non-current contract assets	103	89
Real estate under development	646	505
Non-current income taxes receivable	106	75
Deferred tax assets, net	697	538
Other assets	1,832	1,880
Total Assets	$30,877	$24,383
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$4,838	$4,102
Compensation and employee benefits payable	1,630	1,419
Accrued bonus and profit sharing	1,879	1,695
Operating lease liabilities	284	200
Contract liabilities	448	375
Income taxes payable	258	209
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	1,609	552
Revolving credit facilities	—	132
Other short-term borrowings	856	222
Current maturities of long-term debt	71	36
Other current liabilities	447	345
Total Current Liabilities	12,320	9,287
Long-term debt, net of current maturities	5,050	3,245
Non-current operating lease liabilities	2,121	1,307
Non-current tax liabilities	183	160
Deferred tax liabilities, net	238	247
Other liabilities	1,339	945
Total Liabilities	21,251	15,191
Mezzanine Equity:
Redeemable non-controlling interests in consolidated entities	433	—
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,916	9,567
Accumulated other comprehensive loss	(1,041)	(1,159)
Total CBRE Group, Inc. Stockholders’ Equity	8,878	8,411
Non-controlling interests	315	781
Total Equity	9,193	9,192
Total Liabilities and Equity	$30,877	$24,383
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
February 12, 2026

CBRE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Twelve Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,277	$1,036
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	729	674
Amortization of other assets	199	195
Net non-cash mortgage servicing rights and premiums on loan sales	(187)	(162)
Deferred income taxes	(269)	(194)
Stock-based compensation expense	120	146
Equity (income) loss from investments	(40)	19
Gain on sale of real estate assets	(459)	(142)
Other non-cash adjustments	227	8
Changes in:
Sale of mortgage loans	15,135	12,817
Origination of mortgage loans	(16,163)	(12,668)
Warehouse lines of credit	1,057	(114)
Receivables, prepaid expenses and other assets	(882)	(597)
Accounts payable, accrued liabilities and other liabilities	570	566
Accrued compensation expenses	285	206
Income taxes, net	(40)	(82)
Net cash provided by operating activities	1,559	1,708
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(366)	(307)
Payments for business acquired, net of cash acquired	(1,374)	(1,067)
Capital contributions related to investments	(161)	(136)
Acquisition and development of real estate assets	(390)	(389)
Proceeds from disposition of real estate assets	509	235
Other investing activities, net	155	150
Net cash used in investing activities	(1,627)	(1,514)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	—	4,173
Repayment of revolving credit facility	(132)	(4,041)
Proceeds from commercial paper, net	677	175
Proceeds from long-term debt	2,410	495
Repayment of long-term debt	(670)	(9)
Repurchase of common stock	(968)	(627)
Other financing activities, net	(521)	(387)
Net cash provided by (used in) financing activities	796	(221)
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	65	(123)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	793	(150)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	1,221	1,371
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$2,014	$1,221
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$448	$396
Income tax payments, net	$599	$467
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$183	$19

CBRE Press Release
February 12, 2026

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(ii)Core EBITDA
(iii)Core EPS
(iv)Business line operating profit/loss
(v)Net debt
(vi)Free cash flow
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to core EBITDA, core EPS, core adjusted net income, and business line operating profit/loss, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings, income taxes and the accounting effects of capital spending. The presentation of core adjusted net income, excluding amortization of intangible assets acquired in business combinations, is useful to investors as a supplemental measure to evaluate the company’s ongoing operating performance. While amortization expense of acquisition-related intangible assets is excluded from core adjusted net income, the revenue generated from the acquired intangible assets is not excluded. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations and real estate investment and development activities after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.
With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

CBRE Press Release
February 12, 2026

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net income attributable to CBRE Group, Inc.	$416	$487	$1,157	$968

Adjustments:
Non-cash amortization expense related to intangible assets attributable to acquisitions	57	54	226	199
Interest expense related to indirect tax audits and settlements	1	5	4	16
Write-off of financing costs on extinguished debt	—	—	2	—
Impact of adjustments on non-controlling interest	—	(6)	—	(18)
Integration and other costs related to acquisitions	100	63	303	93
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	—	(4)	10	8
Charges related to indirect tax audits and settlements	—	37	(1)	76
Net results related to the wind-down of certain businesses	30	—	74	—
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	—	2	9
Business and finance transformation	62	—	101	—
Non-cash pension buy-out settlement loss	147	—	147	—
Costs associated with efficiency and cost-reduction initiatives	(13)	122	—	259
Costs incurred related to legal entity restructuring	—	—	—	2
Net fair value adjustments on strategic non-core investments	20	25	(1)	117
Provision associated with Telford’s fire safety remediation efforts	132	—	132	33
Tax impact of adjusted items and strategic non-core investments	(134)	(71)	(236)	(191)
Core net income attributable to CBRE Group, Inc., as adjusted	$818	$712	$1,920	$1,571

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$2.73	$2.32	$6.38	$5.10

Weighted-average shares outstanding for diluted income per share	299,868,912	307,299,709	300,751,541	308,033,612

CBRE Press Release
February 12, 2026

Core EBITDA is calculated as follows (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Net income attributable to CBRE Group, Inc.	$416	$487	$1,157	$968
Net income attributable to non-controlling interests	34	14	120	68
Net income	450	501	1,277	1,036

Adjustments:
Depreciation and amortization	189	177	729	674
Interest expense, net of interest income	57	53	216	215
Write-off of financing costs on extinguished debt	—	—	2	—
Provision for income taxes	114	112	317	182
Integration and other costs related to acquisitions	100	63	303	93
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	—	(4)	10	8
Charges related to indirect tax audits and settlements	—	37	(1)	76
Net results related to the wind-down of certain businesses	30	—	74	—
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	—	2	9
Business and finance transformation	62	—	101	—
Non-cash pension buy-out settlement loss	147	—	147	—
Costs associated with efficiency and cost-reduction initiatives	(13)	122	—	259
Costs incurred related to legal entity restructuring	—	—	—	2
Net fair value adjustments on strategic non-core investments	20	25	(1)	117
Provision associated with Telford’s fire safety remediation efforts	132	—	132	33
Core EBITDA	$1,288	$1,086	$3,308	$2,704
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended December 31,
Real Estate Investments	2025	2024
Investment management operating profit	$25	$27
Global real estate development operating profit	179	123
Segment overhead (and related adjustments)	(3)	—
Real estate investments segment operating profit	$201	$150
Below represents a reconciliation of cash flow provided by (used in) operations to free cash flow for the trailing twelve months ended December 31, 2025 (in millions):

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025
Cash Flow Results
Cash flow (used in) provided by operations	$(546)	$57	$827	$1,221	$1,559
Gains on disposition of real estate sales	—	19	36	404	459
Less: Capital expenditures	64	74	84	144	366
Free cash flow	$(610)	$2	$779	$1,481	$1,652